Exhibit 99.1

CINCINNATI BELL INC. TO BE ACQUIRED BY MACQUARIE INFRASTRUCTURE PARTNERS IN $2.9 BILLION TRANSACTION

Cincinnati, OH, March 13, 2020 – Cincinnati Bell Inc. (NYSE:CBB) (“Cincinnati Bell” or “the Company”), together with Macquarie Infrastructure Partners (“MIP”), today announced an agreement through which a MIP-controlled subsidiary will acquire all outstanding shares of Cincinnati Bell for $15.50 per share in a cash transaction valued at approximately $2.9 billion, including debt (the “Transaction”). MIP is a fund managed by Macquarie Infrastructure and Real Assets (“MIRA”). Certain Special Opportunities funds (“Ares Funds”) managed by the Private Equity Group of Ares Management Corporation (NYSE: ARES) (“Ares Management”) have agreed to provide equity financing for the Transaction.

Pursuant to the agreement, each issued and outstanding share of Cincinnati Bell common stock will be converted into the right to receive $15.50 in cash at closing of the Transaction. The Transaction price of $15.50 per share of Cincinnati Bell common stock represents a 101% premium to the closing per share price of $7.72 on December 20, 2019, the last trading day prior to the date when Cincinnati Bell’s original merger agreement with Brookfield Infrastructure (NYSE: BIP; TSX: BIP.UN) (“Brookfield”) was executed, a 172% premium to the 60-day volume weighted average price up to and including December 20, 2019 and a 7% premium to Brookfield’s prior binding agreement to acquire the Company.

The Transaction follows the determination by Cincinnati Bell’s Board of Directors, after consultation with its legal and financial advisors, that the MIP proposal constituted a “Superior Proposal” as defined in Cincinnati Bell’s previously announced merger agreement with Brookfield. Consistent with that determination and following the expiration of the negotiation period during which Brookfield declined to propose an amendment to the merger agreement, Cincinnati Bell terminated that agreement. In connection with the termination, Cincinnati Bell has paid Brookfield a $24.8 million break-up fee.

Lynn A. Wentworth, Chairman of the Cincinnati Bell Board of Directors, said, “After carefully evaluating MIP’s revised offer, we are confident that this transaction is in the best interest of Cincinnati Bell and its shareholders. Importantly, the new transaction price of $15.50 per share represents a 7% increase from our previous merger agreement with Brookfield at $14.50 per share and a 101% premium to Cincinnati Bell’s closing per share price of $7.72 on December 20, 2019, the last trading day prior to the date when the original merger agreement with Brookfield was entered into. This underscores the robust and disciplined process that we executed to ensure immediate and maximum value creation for our shareholders.”

Leigh Fox, President and Chief Executive Officer of Cincinnati Bell, continued, “This transaction with MIP represents an exciting opportunity to enhance our financial position and expand our resources to better serve our customers. MIP exhibits deep telecommunications expertise and a strong track record of investing in capital intensive businesses, which will be critical as we deliver on our strategy to drive next generation, integrated communications through an expanded fiber network as well as our IT services platform. We firmly believe this transaction will allow us to enhance our services and drive long-term value for our customers in Hawaii, Ohio, Kentucky, and Indiana, and across North America.”

“Given the significant investment that the Company has made into its fiber network, Cincinnati Bell represents a truly differentiated platform compared to other network providers” said Karl Kuchel, Chief Executive Officer of MIP. “We are pleased to partner with the experienced management team to continue to expand the fiber footprint and bring high bandwidth connectivity to homes and businesses in the Company’s service territories. The investment in Cincinnati Bell represents an exciting addition to our portfolio of fiber and communications infrastructure assets, both in the United States and globally.”

“On behalf of the Ares Special Opportunities funds, we are excited to partner with two world class organizations in Cincinnati Bell and MIRA,” said Scott Graves, Partner, Co-Head of Private Equity and Head of Special Opportunities.

MIRA is one of the world’s leading alternative asset managers and a highly experienced investor in the communications infrastructure industry. For more than two decades, MIRA has partnered with investors, governments and communities to manage, develop and enhance assets relied on by more than 100 million people each day. As of September 30, 2019, MIRA managed $135.6 billion in assets that are essential to the sustainable development of economies and communities, including; 155 portfolio businesses, ~600 properties and 4.7 million hectares of farmland. For more information, go to www.mirafunds.com.

Ares Management is a leading global alternative investment manager operating three integrated businesses across Credit, Private Equity and Real Estate. Ares Management’s global platform had $149 billion of assets under management as of December 31, 2019 and employs approximately 1,200 employees in over 20 offices in more than 10 countries. Please visit www.aresmgmt.com for additional information.

The Transaction, which is expected to close in the first half of 2021, is subject to certain customary closing conditions, including the approval by Cincinnati Bell’s shareholders, expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and receipt of certain other regulatory approvals. Cincinnati Bell will file a current report on Form 8-K with the U.S. Securities and Exchange Commission containing a summary of the terms and conditions of the proposed acquisition as well as a copy of the merger agreement.

Advisors

Morgan Stanley & Co. LLC and Moelis & Company LLC are acting as financial advisors to Cincinnati Bell and Cravath, Swaine & Moore LLP, Morgan, Lewis & Bockius LLP, and BosseLaw PLLC are acting as legal advisors to Cincinnati Bell.

The Bank Street Group LLC is acting as the financial advisor to MIP, Goldman Sachs & Co LLC is leading the financing arrangements, and White & Case LLP is serving as lead legal advisor. Sullivan & Cromwell LLP is acting as legal advisor to the Ares Funds.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (NYSE: CBB) delivers integrated communications solutions to residential and business customers over its fiber-optic and copper networks including high-speed internet, video, voice and data. Cincinnati Bell provides service in areas of Ohio, Kentucky, Indiana and Hawaii. In addition, enterprise customers across the United States and Canada rely on CBTS and OnX, wholly owned subsidiaries, for efficient, scalable office communications systems and end-to-end IT solutions. For more information, please visit www.cincinnatibell.com. The information on Cincinnati Bell’s website is not incorporated by reference in this press release.

For more information, please contact:

Media – Cincinnati Bell: Josh Pichler Senior Manager, Communications and Media Tel: (513) 565-0310 Email: Josh.Pichler@cinbell.com	Investors – Cincinnati Bell: Josh Duckworth Vice President of Treasury, Corporate Finance and Investor Relations Tel: (513) 397-2292 Email: Joshua.Duckworth@cinbell.com

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Cincinnati Bell by MIRA. In connection with the proposed acquisition, Cincinnati Bell intends to file relevant materials with the United States Securities and Exchange Commission (“SEC”), including Cincinnati Bell’s proxy statement in preliminary and definitive form. Shareholders of Cincinnati Bell are urged to read all relevant documents filed with the SEC, including Cincinnati Bell’s proxy statement when it becomes available, because they will contain important information about the proposed merger and the parties to the proposed merger.  Investors and shareholders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Cincinnati Bell at investor.cincinnatibell.com or by directing a request to Cincinnati Bell’s Investor Relations Department at 1‑800-345-6301 or investorrelations@cinbell.com.

Participants in the Solicitation

Cincinnati Bell and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from shareholders of Cincinnati Bell in favor of the proposed merger with MIRA. Information about Cincinnati Bell’s directors and executive officers is set forth in Cincinnati Bell’s Proxy Statement on Schedule 14A for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on March 19, 2019, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 24, 2020. These documents may be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants which may, in some cases, be different than those of Cincinnati Bell’s shareholders generally, will also be included in Cincinnati Bell’s proxy statement relating to the proposed merger with MIRA, when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

Certain of the statements in this communication contain forward-looking statements regarding future events and results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “will,” “may,” “proposes,” “potential,” “could,” “should,” “outlook,” or variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of future financial performance, anticipated growth and trends in businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) the risk that the proposed merger with MIRA may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with MIRA by Cincinnati Bell’s shareholders; (iii) the possibility that competing offers or acquisition proposals for Cincinnati Bell will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances which would require Cincinnati Bell to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the merger on Cincinnati Bell’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) risks related to diverting management’s attention from Cincinnati Bell’s ongoing business operations; (viii) the risk that shareholder litigation in connection with the merger may result in significant costs of defense, indemnification and liability and (ix) (A) those discussed in Cincinnati Bell’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and, in particular, the risks discussed under the caption “Risk Factors” in Item 1A, and (B) those discussed in other documents Cincinnati Bell filed with the SEC. Actual results may differ materially and adversely from those expressed in any forward-looking statements. Cincinnati Bell undertakes no, and expressly disclaims any, obligation to revise or update any forward-looking statements for any reason, except as required by applicable law.